EXHIBIT 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: February 17, 2005	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Fourth Quarter Financial Results

El Paso Electric (NYSE: EE) today reported a net loss for the quarter ended December 31, 2004, of $1.2 million, or $0.02 basic and diluted loss per share. Net income for the same period last year was $2.2 million, or $0.05 basic and diluted earnings per share.

The decrease in earnings for the quarter ended December 31, 2004, when compared to the quarter ended December 31, 2003, resulted primarily from increased Palo Verde operation and maintenance expenses (including a Palo Verde employee annual bonus), increased non-Palo Verde maintenance expense, an increase in the coal reclamation liability in 2004, increased pensions and benefits expense (including an increase in an employee bonus) and increased depreciation and amortization expense. These decreases in earnings were partially offset by the Texas fuel disallowance in Docket No. 26194 and an accrual for a gas contract termination charge that were recorded in the quarter ended December 31, 2003 with no comparable amount in the current period, and miscellaneous tax adjustments.

“The year of 2004 was a transition year for El Paso Electric and we enjoyed many successes such as the resolution of a pending fuel case, upgrades in our debt ratings and rulemaking by the Public Utility Commission of Texas that eliminated any uncertainty, for at least several years, of whether and how we would implement competition in the El Paso service area, to name a few,” said Gary Hedrick, El Paso Electric President and CEO. “The resolution of these contingencies provides us the opportunity to continue to focus on our service to our retail customer base while improving returns to our shareholders through continued retail sales growth and our upcoming refinancing opportunities.”

Year to Date

Net income for the year ended December 31, 2004 was $35.2 million, or $0.74 and $0.73 basic and diluted earnings per share, respectively, compared to net income of $60.0 million, or $1.24 and $1.23 basic and diluted earnings per share, respectively, for the same period a year ago. Included in net income for the year ended December 31, 2004 is an extraordinary gain of $1.8 million, net of tax, or $0.04 basic and diluted earnings per share, related to the re-application of SFAS No. 71 to EE’s New Mexico jurisdictional operations and a $2.2 million, net of tax, charge for the 2004 employee annual bonus or $0.05 basic and diluted earnings per share. Included in net income for the year ended December 31, 2003 is a cumulative effect of accounting change, in the amount of $39.6 million, net of tax, or $0.82 and $0.81 basic and diluted earnings per share, respectively, related to the adoption of SFAS No. 143. Net income for the year ended December 31, 2004 before the extraordinary gain was $33.4 million, or $0.70 and $0.69 basic and diluted earnings per share, respectively, compared to net income before the cumulative effect of accounting change for the year ended December 31, 2003 of $20.3 million, or $0.42 basic and diluted earnings per share.

The increase in earnings for the year December 31, 2004 prior to the consideration of the re-application of SFAS No. 71 in 2004 or the effects of SFAS No. 143 in 2003, is related to the 2003 asset impairment loss on the CIS project with no comparable loss in the current year, the recording in 2004 of the benefits of the IRS settlement for the tax years 1996 through 1998, decreased 2004 non-Palo Verde maintenance expense, the Texas fuel disallowance in Docket No. 26194 that was recorded in 2003 with no comparable amount in the current period, increased 2004 retail sales, miscellaneous tax adjustments, and a 2003 accrual for a gas contract termination charge with no comparable amount in the current period. These increases in earnings were partially offset by increased 2004 pensions and benefits expense (including an employee annual bonus with no comparable amount in 2003), increased 2004 depreciation and amortization expenses, increased 2004 loss on extinguishment of debt, increased 2004 Palo Verde operation and maintenance expense (including a Palo Verde employee annual bonus with no comparable amount in 2003), and an increase in the coal reclamation liability in 2004.

Restatement

Prior period amounts have been adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004.

Stock and Debt Repurchases

Since the inception of the stock repurchase programs in 1999, EE has repurchased 15,250,000 shares in total at an aggregate cost of $174.9 million, including commissions. During 2004 EE repurchased 250,000 shares of common stock in the open market at an aggregate cost of $3.8 million. No common stock was repurchased during the fourth quarter of 2004. EE may continue making purchases of its stock at open market prices pursuant to its Board-approved stock repurchase plan and may engage in private transactions, where appropriate.

EE has repurchased or retired $586.5 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996. During 2004 and the fourth quarter of 2004, EE repurchased $36.0 million and $4.7 million, respectively, of first mortgage bonds. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 47% as of December 31, 2004.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, impairment loss, extraordinary gain on re-application of SFAS No. 71, and cumulative effect of accounting change (“EBITDA”) for the quarter and year ended December 31, 2004, compared to the same periods in 2003, are as follows (in thousands):

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

	Quarter Ended	Year Ended
December 31, 2003	$39,021	$185,275
Changes in:
Increased 2004 Palo Verde operation and maintenance expense (including Palo Verde employee bonus)	(4,838)	(4,170)
(Increased)/decreased 2004 non-Palo Verde maintenance	(4,490)	5,400
2004 employee annual bonus	(3,543)	(3,543)
Increased coal reclamation liability in 2004	(2,417)	(2,417)
Loss on extinguishment of debt	(664)	(5,355)
Increased (decreased) 2004 retail sales	(511)	3,059
Texas fuel disallowance in 2003	4,497	4,497
(Increased)/decreased 2004 pension and benefits expenses (excluding employee annual bonus)	1,580	(2,772)
Gas contract termination charge in 2003	1,500	1,500
Increased 2004 investment and interest income	1,163	1,564
Other	800	(823)

December 31, 2004	$32,098	$182,215

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. As EBITDA is intended to be a measure of a firm’s operating cash flow, an adjustment was made to remove the effects of the impairment loss, extraordinary gain, and cumulative effect of accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

Conference Call

A conference call to discuss fourth quarter 2004 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time, Thursday, February 17, 2005. The dial-in number is 888-709-9420 with a passcode of 2005. The conference leader will be Terry Bassham, Chief Financial and Administrative Officer of EE. A replay will run through March 4, 2005. The dial-in number is 888-568-0501, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended December 31, 2004 and 2003,

are summarized as follows (In thousands except for share data):

	Quarter Ended December 31,
	2004	2003(1)
Operating revenues, net of energy expenses	$102,749	$99,759
Other operating expenses	94,896	83,093
Other income (deductions)	695	141
Interest charges	11,047	11,665
Income tax expense (benefit)	(1,317)	2,957

Net income (loss)	$(1,182)	$2,185

Basic earnings (loss) per share	$(0.02)	$0.05

Weighted average number of shares outstanding	47,299,999	47,717,651

Diluted earnings (loss) per share	$(0.02)	$0.05

Weighted average number of shares and dilutive potential shares outstanding	47,299,999	48,181,598

	Quarter Ended December 31,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (2)	$32,098	$39,021
Interest expense	(11,047)	(11,665)
Income tax (expense) benefit	1,317	(2,956)
Other non-cash expenses	8,141	5,322
Change in:
Deferred income taxes	8,293	3,646
Current assets	(473)	20,213
Current payables and accrued expenses	2,494	(8,476)
Other	(4,998)	1,132

Cash Flow from Operating Activities	$35,825	$46,237

(1)	2003 amounts have been adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004. 2004 amounts reflect the on-going effects of the restatement.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, extraordinary item and cumulative effect of accounting change.

El Paso Electric Company’s consolidated results of operations for the twelve months ended December 31, 2004 and 2003, are summarized as follows (In thousands except for share data):

	Twelve Months Ended December 31,
	2004	2003(1)
Operating revenues, net of energy expenses	$447,753	$443,403
Impairment loss on CIS project	—	17,576
Other operating expenses	354,131	346,092
Other income (deductions)	(4,779)	343
Interest charges	46,276	46,523
Income tax expense	9,198	13,233

Income before extraordinary item and cumulative effect	33,369	20,322
Extraordinary item, net (2)	1,802	—
Cumulative effect of accounting change, net (3)	—	39,635

Net income	$35,171	$59,957

Basic earnings per share:
Income before extraordinary item and cumulative effect	$0.70	$0.42
Extraordinary item, net	0.04	—
Cumulative effect of accounting change, net	—	0.82

Net income	$0.74	$1.24

Weighted average number of shares outstanding	47,426,813	48,424,212

Diluted earnings per share:
Income before extraordinary item and cumulative effect	$0.69	$0.42
Extraordinary item, net	0.04	—
Cumulative effect of accounting change, net	—	0.81

Net income	$0.73	$1.23

Weighted average number of shares and dilutive potential shares outstanding	48,019,721	48,814,761

	Twelve Months Ended December 31,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (4)	$182,215	$185,275
Interest expense	(46,276)	(46,523)
Income tax expense	(9,198)	(13,233)
Other non-cash expenses	28,077	24,118
Change in:
Deferred income taxes	401	10,063
Current assets	(21,948)	(2,835)
Current payables and accrued expenses	12,000	(24,896)
Other	(1,185)	3,045

Cash Flow from Operating Activities	$144,086	$135,014

(1)	2003 amounts have been adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004. 2004 amounts reflect the on-going effects of the restatement.
(2)	Net of income tax expense of approximately $1.0 million.
(3)	Net of income tax expense of approximately $25.0 million.
(4)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, extraordinary item and cumulative effect of accounting change.

Quarter Ended December 31, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	462,377	448,464		3.1%
Commercial and industrial, small	486,420	495,895		(1.9)%
Commercial and industrial, large	305,777	316,274		(3.3)%
Sales to public authorities	293,444	292,749		0.2%

Total retail sales	1,548,018	1,553,382		(0.3)%

Wholesale:
Sales for resale	7,178	8,687		(17.4	)%(1)
Economy sales	384,342	478,162		(19.6	)%(2)

Total wholesale sales	391,520	486,849		(19.6)%

Total kWh sales	1,939,538	2,040,231		(4.9)%

Operating revenues:
Base revenues:
Retail:
Residential	$40,180	$39,317		2.2%
Commercial and industrial, small	39,277	39,810		(1.3)%
Commercial and industrial, large	10,610	11,169		(5.0)%
Sales to public authorities	17,622	17,904		(1.6)%

Total retail base revenues	107,689	108,200		(0.5)%
Wholesale:
Sales for resale	282	350		(19.4	)%(1)

Total base revenues	107,971	108,550		(0.5)%

Fuel revenues	37,210	27,950		33.1	%(3)
Economy sales	17,660	18,169		(2.8	)%(2)
Other	2,788	2,284		22.1	%(4)(5)

Total operating revenues	$165,629	$156,953		5.5%

Capital Expenditures	$25,556	$27,535

Cash Interest Payments	$12,082	$12,333

Depreciation and Amortization	$23,550	$22,214	(6)

EBITDA	$32,098	$39,021

(1)	Primarily due to decreased sales to the Rio Grande Electric Cooperative.
(2)	Primarily due to lower volume partially offset by higher margins.
(3)	Primarily due to an increase in recoverable fuel expenses as a result of an increase in the price of natural gas burned partially offset by a decrease in the volume of natural gas burned and a decrease in purchased power costs.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.
(6)	Adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004.

Twelve Months Ended December 31, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	1,986,085	1,932,171		2.8%
Commercial and industrial, small	2,115,822	2,096,860		0.9%
Commercial and industrial, large	1,236,426	1,197,065		3.3%
Sales to public authorities	1,243,003	1,224,349		1.5%

Total retail sales	6,581,336	6,450,445		2.0%

Wholesale:
Sales for resale	41,094	67,754		(39.3	)%(1)
Economy sales	1,838,467	1,920,882		(4.3)%

Total wholesale sales	1,879,561	1,988,636		(5.5)%

Total kWh sales	8,460,897	8,439,081		0.3%

Operating revenues:
Base revenues:
Retail:
Residential	$174,752	$171,459		1.9%
Commercial and industrial, small	165,760	165,434		0.2%
Commercial and industrial, large	43,150	43,294		(0.3)%
Sales to public authorities	72,720	73,136		(0.6)%

Total retail base revenues	456,382	453,323		0.7%
Wholesale:
Sales for resale	1,675	3,223		(48.0	)%(1)

Total base revenues	458,057	456,546		0.3%

Fuel revenues	161,052	122,761		31.2	%(2)
Economy sales	78,533	76,536		2.6	%(3)
Other	10,986	8,519		29.0	%(4)(5)

Total operating revenues	$708,628	$664,362		6.7%

Capital Expenditures	$72,091	$77,080

Cash Interest Payments	$49,392	$51,596

Depreciation and Amortization	$93,372	$87,621	(6)

EBITDA	$182,215	$185,275

(1)	Primarily due to a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to an increase in recoverable fuel expenses as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Primarily due to higher fuel costs.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.
(6)	Adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004.

At December 31, 2004 and 2003 (In thousands, except number of shares and book value per share):

	2004	2003(1)
Cash and Temporary Investments	$29,401	$34,426

Common Stock Equity	$532,147	$495,768
Long-term Debt, Net of Current Portion	552,497	588,536
Financing Obligations, Net of Current Portion	20,274	20,186

Total Capitalization	$1,104,918	$1,104,490

Current Portion of Long-Term Debt and Financing Obligations	$20,957	$22,106

Number of Shares	47,403,072	47,563,486

Book Value Per Common Share	$11.23	$10.42

Number of Retail Customers	332	324

(1)	Amounts have been adjusted to reflect the effects of the restatement described in Form 10-K/A filed on November 22, 2004.